EXHIBIT 5.1

                         Law Offices of
                          Stevens & Lee
             A Pennsylvania Professional Corporation
                            Suite 506
                       1415 Route 70 East
                      Cherry Hill, NJ 08034
                (856) 354-9200  Fax (856) 354-8111



                          May 24, 2000



EquiServe
Boston EquiServe Division
70 Campanelli Drive
Braintree, MA 02184

Re:  Three Rivers Bancorp, Inc. Stock Option Plan and Long-Term
     Incentive Plan

Ladies and Gentlemen:

     We understand that Three Rivers Bancorp, Inc. ("TRB") has adopted a Long-Term Incentive Plan (individually, the "LTIP") and a Stock Option Plan (individually, the "SOP," and collectively with the LTIP, the "Plans"). We further understand that, pursuant to the Plans, TRB has granted, and may continue to grant, to directors and certain employees of TRB or any subsidiary thereof, up to 600,000 shares (the "Shares") of the common stock, $0.01 par value per share, of TRB (the "TRB Common Stock") or options to acquire such Shares.

     In connection with delivering this opinion, we have reviewed the following documents:

     1.  The Plans;

     2.  the Articles of Incorporation of TRB, as amended;

     3.  the Bylaws of TRB, as amended;

     4.  the minute book of TRB;

     5. the resolutions adopted by the Board of Directors of TRB on February 24, 2000 and March 30, 2000;

     6. Action by Written Consent of Sole Shareholder of TRB dated February 25, 2000;

     7.  a specimen TRB Common Stock certificate; and

     8. a corporate subsistence certificate dated May 18, 2000 issued by the Secretary of the Commonwealth of Pennsylvania with respect to TRB.

     The documents identified in Paragraphs 1 through 8 above are hereinafter referred to collectively as the "TRB Documents."

     Based upon the foregoing and subject to the qualifications, limitations, assumptions and exceptions hereinafter set forth, it is our opinion that:

          1. TRB has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

          2.  The Shares have been duly authorized and, when
issued and delivered by TRB in accordance with the Plans, will be validly issued, fully paid and non-assessable.
                   ____________________________

     The opinions expressed herein are subject in all respects to the following qualifications, limitations, assumptions and exceptions:

          1. We have assumed for purposes of providing this opinion that the records and other information made available to us by the parties, and upon which we have relied, are true, complete and accurate in all respects.

          2. In the course of our review, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the accuracy of all representations and other statements of fact set forth in the TRB Documents.

          3. We have made no independent factual investigation for purposes of providing the opinions expressed herein, other than as set forth above.

          4. The opinions set forth herein are based and rely upon the current state of the law and, in all respects, are subject to and may be limited by future legislation, as well as by developing case law. These opinions speak as of the date hereof. We assume no obligation to update or supplement our opinions set forth herein to reflect any facts or circumstances that may hereafter come to our attention, or any changes in laws that may hereafter occur.

          5. The opinions set forth herein relate solely to the laws of the Commonwealth of Pennsylvania and the United States of America, and no opinions are expressed with respect to the laws of any other jurisdiction.

          6. We call to your attention that the offer and sale of the Shares under the Plans has not been registered under the Securities Act of 1933, as amended, and we express no opinion as to whether any such offer or sale complies with such Act or the regulations thereunder.
                    _________________________

     This opinion has been delivered to you solely for your use as transfer agent for the Shares, and may not be used, quoted or relied upon by you for any other purpose, disclosed by you to any other person, or relied upon by any other person without our express prior written consent.

                              Very truly yours,

                              STEVENS & LEE